EXHIBIT 99.1


Jules Ross                                                Immediately
Vice President, Finance                                   March 31, 2003
(212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:

                                          Year Ended December 31,
                                          -----------------------
                                       2002                     2003
                                       ----                     ----

Real estate revenues                        $0                       $0

Net loss                           ($1,349,000)             ($3,552,000)

Net loss per share
of Common Stock                         ($0.26)                  ($0.70)

Number of shares                     5,107,401                5,107,401



Thackeray Corporation Common Shares are traded on the Over the Counter Bulletin Board under the symbol THKY.